WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.

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                          SCHERER HEALTHCARE, INC.

                                EXHIBIT 27

THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS OF THE COMPANY FOR THE THREE MONTHS ENDED JUNE 30, 1995 AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS


                                                                 3 Months Ended
                                                                  June 30, 1995
                                                                 --------------
Cash and cash items                                                $ 2,253,000
Marketable Securities                                                   56,000
Notes and accounts receivable - trade                                7,127,000
Allowances for doubtful accounts                                      (259,000)
Inventory                                                            5,507,000
Total current assets                                                15,655,000
Property, plant and equipment                                       18,900,000
Accumulated depreciation                                            (5,882,000)
Total assets                                                        37,931,000
Total current liabilities                                           17,230,000
Bonds, mortgages and similar debt                                    4,793,000
Preferred stock-mandatory redemption                                    --
Preferred stock-no mandatory redemption                                 --
Common stock                                                            46,000
Other stockholders' equity                                          14,257,000
Total liabilities and stockholders' equity                          37,931,000
Net sales of tangible products                                      11,679,000
Total revenues                                                      11,679,000
Cost of tangible goods sold                                          7,737,000
Total costs and expenses applicable to sales and revenues           11,802,000
Other costs and expenses                                                40,000
Provision for doubtful accounts and notes                               --
Interest and amortization of debt discount                              --
Income before taxes and other items                                   (147,000)
Income tax expense                                                      36,000
Income/loss continuing operations                                     (183,000)
Discontinued operations                                                 --
Extraordinary items                                                     --
Cumulative effect-changes in accounting principles                      --
Net income of loss                                                    (183,000)
Earnings per share - primary                                              (.04)
Earnings per share - fully diluted                                        (.04)









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